EXHIBIT 99.1

December 11, 2024

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

FHLBNY Announces Upcoming Leadership Transition

On December 2, 2024, we announced that, after more than a decade leading the Federal Home Loan Bank of New York, I plan on retiring on April 4, 2025, and that Randolph C. Snook, who currently serves as CEO of the FHLBanks Office of Finance, has been named as my successor.  Randy, who has led the Federal Home Loan Bank System’s fiscal agent for the past six years, will join the FHLBNY on February 3, 2025, as president and CEO, at which point I will become Senior Advisor to aid in the transition process.

As I stated in our announcement, leading the FHLBNY has been the greatest honor of my career.  We have a vital mission, and a tremendous team that comes into work every day committed to ensuring the execution of this mission.  We serve a critical membership, more than 330 local institutions that are as committed to supporting their communities and customers as we are to delivering the funding that assists in these efforts.  And through our products and programs, we partner with so many housing and community organizations across our District and beyond, focused on building and strengthening the foundations from which we all grow.

Given his experience in leading the Office of Finance – which issues and services all Federal Home Loan Bank debt, providing each FHLBank with the funding we then deliver to our members – Randy Snook understands the critical importance of reliability in the value proposition the Federal Home Loan Banks offer to our members.  He will bring this focus on reliability to his new role at the FHLBNY, ensuring that we continue to execute on our foundational liquidity mission.  And just as I have over the past 11 years, Randy Snook will benefit from the support of the strong and talented team at the FHLBNY working alongside him.

FHLBNY Awards Record Amount of Grant Funds

In addition to the reliable delivery of liquidity to our members to help them finance their community lending activities, the Federal Home Loan Banks support a wide variety of housing and community development initiatives through a range of grant programs.  The flagship program for each Federal Home Loan Bank is our Affordable Housing Program, through which we direct at least 10 percent of our annual income to grants that support local housing and economic development initiatives; for 2024, the Federal Home Loan Banks voluntarily agreed to contribute 15 percent of the prior year’s earnings to support housing and community development initiatives. The AHP is designed to address local housing needs by supporting local efforts of members and housing partners in these communities.

On November 25, we made our favorite announcement of the year: the awarding of these annual AHP grants.  And this year, we proudly announced a record amount of funding - $71 million for 61 initiatives across our region and beyond, funds that will help create, rehabilitate or preserve nearly 3,500 affordable homes.

With the announcement of these grants, the FHLBNY becomes one of the first Federal Home Loan Banks to surpass $1 billion in total AHP awards. The AHP was created by Congress in 1989, and the Federal Home Loan Banks have awarded more than $8 billion in AHP funds since the first awards in 1990. At the FHLBNY, the AHP has supported 2,111 projects with more than $1 billion in grants, helping to create or preserve more than 104,000 units of affordable housing, leveraging an estimated $19 billion from other funding sources.

Surpassing $1 billion in AHP grant funding is a testament not only to the FHLBNY’s continued commitment to the communities we serve, but also the strength of the partnerships we have built with our members and local housing organizations over so many decades.  Our members and housing partners are vital to the stability and growth of cities and towns across our region, and we are proud to support these efforts through both our housing and community development grant programs and the daily availability of our liquidity.  Creating safe, decent and affordable housing is critical work, and we are honored to be a part of it.

David J. Nasca Re-Elected as Board Vice Chair

Our Board of Directors is key to our housing and community development efforts, working closely with both our Community Investment team and our Affordable Housing Advisory Council – comprised of housing leaders and experts – to ensure that our cooperative is best positioned to continue to support these efforts.  At the FHLBNY, we benefit from a Board that is active, engaged and committed to our mission, our members and the communities we serve.  At its November 2024 meeting, our Board re-elected David J. Nasca, president and CEO of Evans Bank, N.A., to serve as Board Vice Chair for a two-year term beginning January 1, 2025.  Vice Chair Nasca has held this position since the start of this year.  Mr. Nasca also serves as chair of the Board’s Compensation & Human Resources Committee, as vice chair of the Board’s Executive Committee, and as a member of the Board’s Risk and Technology committees.

A Vital Network of Local Lenders

Last month, the FDIC released its 2023 National Survey of Unbanked and Underbanked Households, which found that 96 percent of households nationwide were banked last year, with a record-low 5.6 million households considered unbanked or underbanked.  Because of the efforts our local lenders like those who comprise our membership, 96 percent of Americans have access to reliable, regulated and above-board financial services.  We all know how essential it is to have access to reliable banking services, and the Federal Home Loan Bank System supports a nationwide network of local lenders, helping to ensure that all corners and communities of our nation have access to trusted, regulated banking services.  The critical nature of the support we provide – and what it would mean to the local lender and the communities they support if this support were altered or limited – is a key point we must continue to drive home.

1

On November 14, NPR Marketplace released an interview with my colleague, Alanna McCargo – president and CEO of the Federal Home Loan Bank of San Francisco – titled “The bank that’s got your mortgage lender’s back”.  In the interview, Ms. McCargo explains the importance of the reach of our foundational liquidity mission while also highlighting the support the Federal Home Loan Banks continue to provide for housing and community development initiatives nationwide.  The interview also covers a pair of critical points that are often left out of the discussion on the Federal Home Loan Bank System: that our liquidity mission positively benefits the consumer by not only promoting broad financial stability, but enabling our members to make the loans their customers depend on; and that the Federal Home Loan Banks help support and strengthen our vast nationwide network of local lenders, a key strength for the national and local economies.

Across our District, we see the positive impact our members make in their communities every day.  And we are, as always, proud to serve as your reliable partner in these efforts. I thank you for your business and your support of our cooperative over the past year, and over my tenure as CEO of this vital cooperative.  My colleagues and I wish you all the best this holiday season.  We look forward to both closing out another strong year for the Federal Home Loan Bank of New York and further strengthening our cooperative in 2025.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

2